EXHIBIT 99.1
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N E W S   R E L E A S E
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Casey Sayre & Williams, Inc.
                                                                     N E W S
3110 Main Street, The Annex
Santa Monica, California  90405

Date:    October 18, 2005                         For:  BKF CAPITAL

                                                  Contact: James Fingeroth/
                                                           Ruth Pachman
                                                           (212) 521-4800

              JOHN A. LEVIN & CO. ANNOUNCES WIND-UP OF EVENT DRIVEN
                              INVESTMENT VEHICLES

      -FIRM SAYS IT REMAINS COMMITTED TO ALTERNATIVE INVESTMENT STRATEGIES-
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       NEW YORK, October 18, 2005 - John A. Levin & Co., Inc. announced today the anticipated departure in the first half of 2006 of the senior portfolio managers of its event-driven investment strategy. The Company stated that, as a consequence, the portfolios of its event-driven investment vehicles will be liquidated and the funds will be returned to investors in a timely fashion. The liquidation will be conducted by the existing event-driven portfolio management team. As of June 30, 2005, Event Driven assets under management represented approximately 17% of total assets under management. For the six months ended June 30, 2005, Event Driven Investment Management Fees and Incentive Fees represented approximately 44% of total advisory revenue.

       John C. Siciliano, President and Chief Executive Officer of the firm, stated: "The decision to wind-up the funds was made following negotiations with all key event-driven investment personnel regarding compensation arrangements going forward. While we are disappointed that we were not able to reach an agreement with any of them in a timely manner, the firm remains committed to offering a range of alternative investment strategies to our clients. The growth of our existing alternative investment strategies and the development of new strategies continue to be among our primary objectives. We appreciate the efforts made over many years by Frank Rango, Henry Levin and their entire investment team, as they played a key role in establishing our firm as a well-known provider of alternative investment strategies."

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       John A. Levin & Co., Inc. is a New York-based investment management firm offering long-only equity and alternative investment strategies. Clients include U.S. and foreign individuals, their related trusts and charitable organizations, college endowments, foundations, registered investment funds and pension and profit-sharing plans. John A. Levin & Co. is a subsidiary of BKF Capital Group, Inc., which trades on the New York Stock Exchange under the symbol "BKF."

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This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.